CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-05707, 333-21787 and 333-21769) and Form S-8 (File
Nos. 33-88606 and 333-19603) of Beacon Properties Corporation of our report dated January 28, 1997 on our audits of the consolidated financial position of Beacon Properties Corporation as of December 31, 1996 and 1995 and the consolidated results of its operations and its cash flows for the years ended December 31, 1996 and 1995 and the period May 26, 1994 to December 31, 1994 and the combined results of operations and cash flows of The Beacon Group, predecessor to Beacon Properties Corporation, for the period January 1, 1994 to May 25, 1994, which report is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedules of Beacon Properties Corporation as of December 31, 1996.




                                               COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 26, 1997